Exhibit 99.1
380 Sentry Parkway Blue Bell, PA 19422
PRESS RELEASE
For Release: Immediate Contact: William Hitselberger (610) 397-5298

PMA Capital Completes Acquisition of Webster Risk Services and Announces Second Quarter 2008 Earnings Release Date

-- Acquisition continues PMA Capital’s growth strategy in its Fee-based Business --

   -- Transaction expands PMA Capital’s geographic footprint in New England --

-- Webster Risk Services to be renamed PMA Management Corp. of New England, Inc. --

Blue Bell, PA, June 30, 2008 -- PMA Capital Corporation (NASDAQ: PMACA) announced today the completion of its acquisition of Webster Risk Services, a Connecticut-based provider of Third Party Administration (TPA) services, from Webster Financial Corporation.  Webster Risk Services, which will be renamed PMA Management Corp. of New England, Inc., is well known for its expertise in providing risk management and TPA services to healthcare and public entity customers primarily in the Connecticut and New York markets.  Under the terms of the transaction, PMA Capital paid $5.9 million in cash for Webster Risk Services, which included certain price adjustments at closing.

“The acquisition of PMA Management Corp. of New England is a natural extension of our fee-based business segment, and expands the geographic reach of our expertise in providing TPA and risk services,” said Vincent T. Donnelly, President and Chief Executive Officer of PMA Capital Corporation.

“Exclusive of any anticipated synergies, this transaction is expected to add about 2 cents per share to our earnings on an annual basis,” said Mr. Donnelly.  He added, “We expect to be able to quickly enhance the product and service offerings at PMA Management Corp. of New England, and believe that, working with the group’s existing management team and experienced staff, we will continue to grow our market presence in this important territory.”

Alan Mathog, President of Webster Risk Services, said, “Our team is excited to become part of the PMA Capital family, and we believe that PMA Capital’s expertise in specialized risk management solutions and services to customers throughout the United States will help us grow our business and enhance our ability to deliver excellent service to all of our customers.”

Second Quarter Results and Conference Call

PMA Capital Corporation also announced today that it intends to release its second quarter 2008 financial results on Thursday, July 31, 2008, after the market closes.  At that time, a copy of the Company’s earnings release and quarterly statistical supplement will be available on the Company’s website at www.pmacapital.com in the Investor Information section (choose Current Investor Information).  Click on News Releases to access the release; from Current Investor Information, you can click on Financial Reports to access the quarterly statistical supplement.

Management will hold a conference call with investors beginning at 8:30 a.m. Eastern Time on Friday, August 1st to review the Company’s financial results in detail.

To listen to the conference call, please dial 888-680-0860 (domestic) or 617-213-4852 (international) approximately five minutes before start time and use passcode 30101283.  You may pre-register for the conference call using the following link:
https://www.theconferencingservice.com/prereg/key.process?key=PHV79DVKP

Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference.  Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time.  Alternatively, if you would rather be placed into the call by an operator, please use the dial-in information above at least 5 minutes prior to the call start time.

To access the webcast, enter the Investor Information section (choose Current Investor Information).  Click on News Releases to find this announcement and then click on the microphone next to this release.  Please allow approximately 15 minutes prior to the call to visit the site and download the necessary software to listen to the webcast.  Please note that by accessing the conference call via the Internet, you will be in a listen-only mode.

A replay of the conference call will be available through Monday, September 1, 2008 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) using passcode 29167795.

This press release includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These forward looking statements may include estimates, assumptions or projections and are based on currently available financial, competitive and economic data and the current operating plans of the Company.  Although the Company’s management believes that its expectations are reasonable, there can be no assurance that actual results will not differ materially from such expectations.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the Company’s ability to achieve the projected accretion in earnings, changes in developments or trends in business and the markets in which the Company operates, and the Company’s ability to retain key customers and certain personnel.  Accordingly, you should not place undue reliance on any forward-looking statements in this press release.  Forward-looking statements are not generally required to be publicly revised as circumstances change and the Company does not intend to update the forward-looking statements in this press release.

PMA Capital Corporation, headquartered in Blue Bell, Pennsylvania, is a holding company whose operating subsidiaries provide insurance and fee-based services.  Insurance products include workers’ compensation and other commercial property and casualty lines of insurance, primarily in the eastern part of the United States, underwritten and marketed under the trade name The PMA Insurance Group.  Fee-based services include third party administrator, managing general agent and program administrator services.

For additional information, visit www.pmacapital.com.